Exhibit 99.1
Owlet Announces Fourth Quarter and Fiscal Year 2023 Results
LEHI, Utah--(BUSINESS WIRE)-- Owlet, Inc. (“Owlet” or the “Company”) (NYSE:OWLT), the pioneer of smart infant monitoring, today reported financial results for the fourth quarter and fiscal year ended December 31, 2023. Owlet’s Chief Executive Officer and Co-Founder, Kurt Workman, and Chief Financial Officer, Kate Scolnick, will host a conference call to review the Company’s results and provide a business update today, March 7, 2024, at 4:30 p.m. ET.
Q4 2023 Financial Highlights
•Q4 Revenue was approximately $21.0 million.
•Q4 Gross Margin was approximately 47.1%.
•Q4 Net Loss was approximately $6.9 million, down 65% from $19.5 million year over year.
•Q4 adjusted EBITDA loss was approximately $0.7 million, down 95% from $15.2 million year over year.
Fiscal Year 2023 Financial Highlights
•FY 2023 Revenue was approximately $54.0 million.
•FY 2023 Gross Margin was approximately 41.8%, up 810 basis points from 33.7% in 2022.
•FY 2023 Net Loss was approximately $32.9 million, down 59% from $79.3 million in 2022.
•FY 2023 adjusted EBITDA loss was approximately $16.3 million, down 76% from $68.3 million year over year.
“I am gratified to announce a very strong operating quarter and year of ongoing fiscal improvement for Owlet. A year ago, we reiterated our significant conviction in Owlet’s fundamentals and vision for the future. Since then, the Company gained two FDA authorizations all while improving operational efficiency, reducing costs and bringing the business toward Adjusted EBITDA breakeven. The mission, direction and momentum of the Company has never been stronger,” said Kurt Workman, Owlet’s Chief Executive Officer and Co-Founder.
Workman continued, “As noted in our preliminary results release, the momentum is continuing to build in 2024 as we commercialize our new medical devices, expand distribution into healthcare channels and work with partners to establish reimbursement by insurance providers for BabySat. We believe our strong operating health and unequaled product position, combined with new growth channels from our FDA authorizations, will propel Owlet to the next level. I’m proud of the immense progress our team has made in re-shaping the Company in 2023, and I look forward to continued successes in 2024.”
Financial Results for the Fourth Quarter and Fiscal Year Ended December 31, 2023
Fourth Quarter 2023 Results
Revenues for the fourth quarter of 2023 were approximately $21.0 million.

Exhibit 99.1
Cost of revenues for the fourth quarter of 2023 was approximately $11.1 million with a gross margin of 47.1%. Operating expenses were approximately $13.0 million for the fourth quarter of 2023, compared to $24.1 million for the same period in 2022.
Operating loss and net loss were approximately $3.1 million and $6.9 million, respectively, for the fourth quarter of 2023, compared to $20.7 million and $19.5 million, respectively, for the fourth quarter of 2022.
Adjusted EBITDA loss was approximately $0.7 million for the fourth quarter of 2023, compared to $15.2 million for the fourth quarter of 2022.
Net loss per share was $0.97 for the fourth quarter of 2023, compared to net loss per share of $2.43 for the fourth quarter of 2022. Adjusted net loss per share was $0.12 for fourth quarter 2023, compared to adjusted net loss per share of $1.97 for the same period of 2022.
Fiscal Year 2023 Results
For the fiscal year ended December 31, 2023, revenues were approximately $54.0 million, compared to $69.2 million for the fiscal year ended December 31, 2022.
Cost of revenues for the fiscal year ended December 31, 2023 was $31.4 million, compared to $45.9 million for the 2022 fiscal year.
For fiscal year 2023, gross margin was 41.8%, compared to 33.7% for fiscal year 2022.
Operating expenses for the fiscal year ended December 31, 2023 were $51.2 million, compared to $107.9 million for the 2022 fiscal year.
Operating loss and net loss for the fiscal year ended December 31, 2023 were $28.6 million and $32.9 million, respectively, compared to $84.6 million and $79.3 million, respectively, for the 2022 fiscal year.
EBITDA loss for fiscal year 2023 was $28.9 million, compared to $76.8 million for fiscal year 2022.
Adjusted EBITDA loss for the fiscal year ended December 31, 2023 was $16.3 million, compared to $68.3 million for the 2022 fiscal year.
Net loss per share for the fiscal year ended December 31, 2023 was $4.53, compared to $9.98 for fiscal year 2022. Adjusted net loss per share was $2.46 for fiscal year 2023, compared to $8.91 for fiscal year 2022.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). All statements contained in this press release that do not relate to matters of historical fact should be considered forward-

Exhibit 99.1
looking statements, including, without limitation, statements regarding the Company’s expected financial performance, growth prospects and future operational efficiencies or results. In some cases, you can identify forward-looking statements by terms such as “estimate,” “may,” “believes,” “plans,” “expects,” “anticipates,” “intends,” “goal,” “potential,” “upcoming,” “outlook,” “guidance,” the negation thereof, or similar expressions, although not all forward-looking statements contain these identifying words. Forward-looking statements are based on the Company’s expectations at the time such statements are made, speak only as of the dates they are made and are susceptible to a number of risks, uncertainties and other factors. For all such forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. The Company’s actual results, performance or achievements may differ materially from any future results, performance or achievements expressed or implied by our forward-looking statements. Many important factors could affect the Company’s future results and cause those results to differ materially from those expressed in or implied by the Company’s forward-looking statements. Such factors include, but are not limited to, (i) the regulatory pathway for Owlet’s products, including submissions to, actions taken by and decisions and responses from regulators, such as the FDA and similar regulators outside of the United States, as well as Owlet’s ability to obtain and maintain regulatory approval or certification for our products and other regulatory requirements and legal proceedings; (ii) Owlet’s competition and the Company’s ability to profitably grow and manage growth; (iii) the Company’s ability to enhance future operating and financial results or obtain additional financing to continue as a going concern; (iv) Owlet’s ability to obtain additional financing in the future, as well risks associated with the Company’s current loan and debt agreements, including compliance with debt covenants, restrictions on the Company’s access to capital, the impact of the Company’s overall debt levels and the Company’s ability to generate sufficient future cash flows to meet Owlet’s debt service obligations and operate Owlet’s business; (v) the ability of Owlet to implement strategic initiatives, reduce costs, grow revenues, develop and launch new products, innovate and enhance existing products, meet customer demands and adapt to changes in consumer preferences and retail trends; (vi) Owlet’s ability to acquire, defend and protect its intellectual property and satisfy regulatory requirements, including but not limited to requirements concerning privacy and data protection, breaches and loss, as well as other risks associated with Owlet’s digital platforms and technologies; (vii) Owlet’s ability to maintain relationships with customers, manufacturers and suppliers and retain Owlet’s management and key employees; (viii) Owlet’s ability to upgrade and maintain its information technology systems; (ix) changes in applicable laws or regulations; (x) the impact of and disruption to Owlet’s business, financial condition, operations, supply chain and logistics due to economic and other conditions beyond the Company’s control, such as health epidemics or pandemics, macro-economic uncertainties, social unrest, hostilities, natural disasters or other catastrophic events; (xi) the possibility that Owlet may be adversely affected by other economic, business, regulatory, competitive or other factors, such as changes in discretionary consumer spending and consumer preferences; and (xii) other risks and uncertainties set forth in the Company’s other releases, public statements and filings with the U.S. Securities and Exchange Commission (“SEC”), including those identified in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as updated in the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2023 and June 30,

Exhibit 99.1
2023 and as any such factors may be updated from time to time in the Company’s other filings with the SEC, including, but not limited to, its Annual Report on Form 10-K for the fiscal year ended December 31, 2023. All such forward-looking statements attributable to the Company or any person acting on the Company’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Moreover, the Company operates in an evolving environment. Except as required by law, the Company assumes no obligation to update any forward-looking statements after the date of this press release, whether because of new information, future events or otherwise, although Owlet may do so from time to time. The Company does not endorse any projections regarding future performance that may be made by third parties.
Disclosure Regarding Non-GAAP Financial Measures
In addition to the financial measures presented in this release in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company has included certain non-GAAP financial measures in this release, including EBITDA, adjusted EBITDA, adjusted net loss and adjusted net loss per share.
The Company uses such non-GAAP financial measures as internal measures of business operating performance and as performance measures for benchmarking against the Company’s peers and competitors. The Company believes its presentation of EBITDA, adjusted EBITDA, adjusted net loss and adjusted net loss per share provide a meaningful perspective of the underlying operating performance of the Company’s current business and enables investors to better understand and evaluate its historical and prospective operating performance. The Company believes that these non-GAAP financial measures are important supplemental measures of operating performance because they exclude items that vary from period to period without correlation to the Company’s core operating performance and highlight trends in its business that may not otherwise be apparent when relying solely on GAAP financial measures. Due to the nature of the items being excluded, such items do not reflect future gains, losses, expenses or benefits and are not indicative of the Company’s future operating performance. The Company believes investors, analysts and other interested parties use EBITDA, adjusted EBITDA, adjusted net loss and adjusted net loss per share in evaluating issuers, and the presentation of these measures facilitates a comparative assessment of the Company’s operating performance in addition to the Company’s performance based on GAAP results.
The Company’s non-GAAP financial measures should not be considered as an alternative to net loss or net loss per share as a measure of financial performance or any other performance measure derived in accordance with GAAP, and should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items.
EBITDA is defined as net loss adjusted for income tax provision and interest expense, net and depreciation and amortization.
Adjusted EBITDA is defined as net loss adjusted for income tax provision, interest expense, interest expense from contingent beneficial conversion feature, interest income, depreciation

Exhibit 99.1
and amortization, restructuring costs, warrant liability adjustments, gain on loan forgiveness, stock-based compensation, and transaction costs.
Adjusted net loss is defined as net loss adjusted for restructuring costs, common stock warrant liability adjustments, stock-based compensation, and transaction costs. Adjusted net loss per share is defined as adjusted net loss divided by weighted-average shares of common stock.
EBITDA, adjusted EBITDA, adjusted net loss and adjusted net loss per share are not recognized terms under GAAP, and the Company’s presentation of these non-GAAP measures does not replace the presentation of the Company’s financial results in accordance with GAAP. Because all companies do not use EBITDA, adjusted EBITDA, adjusted net loss and adjusted net loss per share (and similarly titled financial measures) in the same way, those measures as used by other companies may not be consistent with the way the Company calculates such measures. The non-GAAP financial measures included in this release should not be construed as substitutes for or better indicators of the Company’s performance than the most directly comparable GAAP financial measures. See the reconciliation tables that accompany this release for additional information regarding certain of the non-GAAP financial measures included herein.
Conference Call and Webcast Information
Owlet will host a conference call and audio webcast today, March 7, 2024, at 4:30 p.m. ET to discuss these results.
To access the conference call by telephone, please dial (404) 975-4839 (domestic) or +833-470-1428 (international) and reference Access Code 102390. To listen to the conference call via live audio webcast, please visit the Events section of Owlet’s Investor Relations website at investors.owletcare.com.
The archived webcast will also be available on Owlet’s Investor Relations website mentioned above.
About Owlet, Inc.
Owlet was founded by a team of parents in 2012. Owlet’s mission is to empower parents with the right information at the right time, to give them more peace of mind and help them find more joy in the journey of parenting. Owlet’s digital parenting platform aims to give parents real-time data and insights to help parents feel calmer and more confident. Owlet believes that every parent deserves peace of mind and the opportunity to feel their well-rested best. Owlet also believes that every child deserves to live a long, happy, and healthy life, and is working to develop products to help further that belief. To learn more, visit www.owletcare.com.

Exhibit 99.1
Owlet, Inc.
Condensed Consolidated Balance Sheets - Preliminary, Unaudited1
(in millions)

Assets	December 31, 2023	December 31, 2022
Current assets:
Cash and cash equivalents	$16.6	$11.2
Accounts receivable	14.0	16.0
Inventory	6.5	18.5
Prepaid expenses and other current assets	2.9	5.6
Total current assets	39.9	51.3
Property and equipment, net	0.4	1.1
Right of use assets, net	0.9	2.3
Intangible assets, net	2.2	2.3
Other assets	0.7	1.2
Total assets	$44.1	$58.1
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$13.7	$30.4
Accrued and other expenses	15.1	20.0
Current portion of deferred revenues	1.2	1.1
Line of credit	9.3	4.7
Current portion of long-term debt	5.9	10.4
Total current liabilities	45.1	66.6
Long-term debt, net	—	—
Noncurrent lease liabilities	—	1.2
Common stock warrant liability	27.8	0.7
Other long-term liabilities	0.9	0.3
Total liabilities	73.8	68.7
Total mezzanine equity	7.9	—
Total stockholders’ equity	(37.5)	(10.6)
Total liabilities and stockholders’ equity	$44.1	$58.1

Owlet, Inc.
Condensed Consolidated Statements of Cash Flows - Preliminary, Unaudited1
(in millions)

	Years Ended December 31,
	2023	2022
Net cash used in operating activities	(23.5)	(81.4)
Net cash used in investing activities	(0.1)	(1.6)
Net cash provided by financing activities	28.9	(0.9)
Net change in cash and cash equivalents	5.3	(83.8)
1 Amounts may not sum due to rounding

Exhibit 99.1
Owlet, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss - Preliminary, Unaudited1
(in millions, except share and per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
Revenues	$21.0	$12.0	$54.0	$69.2
Cost of revenues	11.1	8.6	31.4	45.9
Gross profit	9.9	3.3	22.6	23.3
Operating expenses:
General and administrative	6.9	12.1	27.3	41.5
Sales and marketing	3.8	7.4	13.5	38.5
Research and development	2.3	4.5	10.3	27.9
Total operating expenses	13.0	24.1	51.2	107.9
Operating loss	(3.1)	(20.7)	(28.6)	(84.6)
Other income (expense):
Interest expense, net	(0.2)	(0.3)	(3.2)	(1.1)
Common stock warrant liability adjustment	(3.6)	1.5	(0.9)	6.3
Other income (expense), net	—	—	(0.1)	0.1
Total other income (expense), net	(3.8)	1.2	(4.3)	5.3
Loss before income tax provision	(6.9)	(19.5)	(32.9)	(79.3)
Income tax provision	—	—	—	—
Net loss and comprehensive loss	(6.9)	(19.5)	(32.9)	(79.3)
Accretion on Series A convertible preferred stock	(1.3)	—	(4.6)	—
Net loss attributable to common stockholders	$(8.2)	$(19.5)	$(37.5)	$(79.3)
Net loss per share attributable to common stockholders, basic and diluted	$(0.97)	$(2.43)	$(4.53)	$(9.98)
Weighted-average number of shares outstanding used to compute net loss per share attributable to common stockholders, basic and diluted	8,467,028	8,017,507	8,276,481	7,950,757
1 Amounts may not sum due to rounding

Exhibit 99.1
Owlet, Inc.
Reconciliation of GAAP to Non-GAAP Measures - Preliminary, Unaudited1
(in millions, except share and per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
Net loss	$(6.9)	$(19.5)	$(32.9)	$(79.3)
Income tax provision	—	—	—	—
Interest expense, net	0.2	0.3	3.2	1.1
Depreciation and amortization	0.1	0.4	0.8	1.4
EBITDA	$(6.6)	$(18.9)	$(28.9)	$(76.8)
Restructuring costs	—	0.2	—	1.4
Common stock warrant liability adjustment	3.6	(1.5)	0.9	(6.3)
Stock-based compensation	2.3	4.4	9.9	12.9
Transaction costs	—	0.6	1.7	0.6
Adjusted EBITDA	$(0.7)	$(15.2)	$(16.3)	$(68.3)

	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
Net loss	$(6.9)	$(19.5)	$(32.9)	$(79.3)
Non-GAAP adjustments:
Restructuring costs	—	0.2	—	1.4
Common stock warrant liability adjustment	3.6	(1.5)	0.9	(6.3)
Stock-based compensation	2.3	4.4	9.9	12.9
Transaction costs	—	0.6	1.7	0.6
Adjusted net loss	$(1.0)	$(15.8)	$(20.3)	$(70.8)
Net loss per share attributable to common stockholders	$(0.97)	$(2.43)	$(4.53)	$(9.98)
Adjusted net loss per share attributable to common stockholders	$(0.12)	$(1.97)	$(2.46)	$(8.91)
Weighted average number of shares outstanding	8,467,028	8,017,507	8,276,481	7,950,757
1 Amounts may not sum due to rounding
Investor Contacts:
Mike Cavanaugh
ICR Westwicke
Phone: +1.617.877.9641
mike.cavanaugh@westwicke.com

Exhibit 99.1
Media Contacts:

pr@owletcare.com
owlet@diffusionpr.com
Source: Owlet, Inc.